Exhibit 10.14

SUPPLIER MANAGED INVENTORY AGREEMENT

(“Exabyte”)	(“Seller”)
EXABYTE CORPORATION	SINGAPORE SHINEI SANGYO
1685 38th Street	31 Joo Koon Circle,
Boulder, CO 80301	Jurong Town, Singapore 629108
ATTN.: Gerri Siebenaller	ATTN.:Mr. Patrick Tay

PHONE:	PHONE:
Exabyte has established a Supplier Managed Inventory Program (“SMI”) whereby subject to the terms and conditions of this Agreement, Seller agrees to supply Product (defined in Exhibit A) to Exabyte’s designated SMI warehouse in order to meet Exabyte’s production schedule. Exabyte and Seller agree that Exabyte’s purchase and Seller’s sale of Product is subject to the terms and conditions set forth in this Supplier Managed Inventory Agreement (“Agreement”).
1. DEFINITIONS
“Product Lead Time Model” as set in forth Exhibit A and attached hereto defines the lead time(s) for Seller to acquire certain raw materials for its manufacture of Product and specifies the number of days needed by Seller to manufacture Product for delivery to Exabyte.
2. PURCHASE ORDER
For invoicing and payment purposes only, Exabyte shall issue a purchase order or a blanket purchase order to Seller to cover a specific time period during which the purchase order is effective.
3. PLANNING SCHEDULE
On a monthly basis, Exabyte shall issue to Seller a twelve (12) month rolling forecast (as specified in Exhibit B). This forecast shall serve as Seller’s authorization to acquire material and build Product in accordance with the Product Lead Time Model. Seller shall apply any overage resulting from a forecast towards Exabyte’s future requirements.
Exabyte is not liable for any Product manufactured or materials purchased beyond what is stated in the forecast and according to the attached Product Lead Time Model.
4. REPLENISHMENT SCHEDULE
In order to meet Exabyte’s demand for Product, Seller shall maintain the agreed upon quantity of Product at Exabyte’s designated SMI warehouse location. Seller is responsible for monitoring Product quantity levels and shall replenish Product according to Exabyte’s consumption report. Upon Seller’s request, Exabyte will monitor inventory levels and provide a shipment schedule to Seller for replenishment purposes.
Unless otherwise agreed, quantities delivered in excess of the agreed upon replenishment quantity as stated in the Product Lead Time Model shall be returned to Seller at its expense.
5. DELIVERY
For all shipments TIME IS OF THE ESSENCE. Seller maintains title for Product until Exabyte pulls Product for its consumption. Seller agrees to specify the carrier’s invoice number on its invoice to Exabyte when freight charges are prepaid.
In the event Exabyte is noted as the importer of record on commercial shipping documents, Seller shall provide all applicable information including but not limited to, a copy of the air bill tracking that indicate the freight costs.
6. RECEIVING
Product containers will be subject to a visual inspection upon receipt to note any exterior damage. Additionally, Product may be inspected to ensure that it meets the applicable Product specification. If Product is visibly damaged, or does not meet the applicable Product specification, Product will be quarantined. Seller will be immediately notified and such Product will be disposed of in accordance with Seller’s instructions.
Any quantity discrepancies shall be noted on the warehouse receiving documentation and reported to Seller.
7. INVOICING AND PAYMENT
Prices for Product are set forth in i) Exabyte’s current purchase order to Seller or ii) the purchase agreement in effect between the parties.
Seller may issue an invoice for Product when Exabyte pulls such Product for its consumption. Exabyte will make available its daily consumption report to Seller via a mutually agreed upon format.
Payment in full is due thirty (30) days from the date Exabyte pulls Product for its consumption.

SUPPLIER MANAGED INVENTORY AGREEMENT
In the event Product is not pulled within sixty (60) days of receipt by Exabyte, Seller shall notify Exabyte and any such Product will then be invoiced and payment shall be due within thirty (30) days from the date of Seller’s invoice.
8. CANCELLATION
Exabyte may cancel a purchase order or a blanket purchase order, in whole or part, at any time upon written notice to Seller specifying the extent of the cancellation. In the event Exabyte cancels any purchase order or blanket purchase order, Exabyte shall not be responsible for any payments beyond what is stated in the Product Lead Time Model.
9. TERMINATION
Exabyte may terminate this Agreement at any time without cause by providing ten (10) days prior written notice. Purchase Orders issued prior to termination shall survive unless otherwise cancelled.
In the event Exabyte terminates this Agreement for any reason, Exabyte shall not be responsible for any payments beyond what is stated in the Product Lead Time Model.
10. INVENTORY AND SECURITY
Exabyte shall maintain a separation of Product from the goods of Exabyte and other third parties until pulled for Exabyte’s consumption. Exabyte shall not cause any lien or charge of any third party to attach to the Product.
During the term of this Agreement, Seller may request access to the facilities where Seller’s Products are located for inspection purposes. In order to fulfill Seller’s auditing requirements, Seller may request Exabyte to provide a letter to Seller detailing the quantity of Product at Exabyte’s SMI warehouse.
Exabyte agrees to take reasonable measures to secure and protect Seller’s Products from loss or damage that are under Exabyte’s control and stored at Exabyte’s SMI warehouse. Such measures shall include the same degree of care that Exabyte utilizes to protect its own products.
11. INSURANCE
For Exabyte’s SMI warehouse where Product is located, Exabyte shall maintain in full force and effect, or self-insure at its option, during the term of this Agreement commercial general liability insurance with coverage limits of not less than one- million dollars ($1,000,000) per occurrence and employer’s liability insurance and worker’s compensation insurance as required by law. At Seller’s request, Exabyte shall provide Seller with a certificate of insurance evidencing the insurance coverage required under this Section and naming Seller as additional insured.
Seller shall at its own expense, maintain the customary insurance for Product.
12. LIMITATION OF LIABILITY
IN NO CASE SHALL SELLER BE ENTITLED TO OR EXABYTE LIABLE FOR INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT (INCLUDING LOSS OF PROFIT, USE, DATA OR OTHER ECONOMIC ADVANTAGE), HOWEVER IT ARISES, WHETHER FOR BREACH OF THIS AGREEMENT, INCLUDING BREACH OF WARRANTY, OR IN TORT, EVEN IF EXABYTE HAS BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.
13. ENTIRE AGREEMENT
The entire agreement between the parties concerning this subject consists of this Agreement and any documentation exchanged hereunder, the Purchase Order Standard Terms and Conditions and if applicable, the Purchase Agreement. This document constitutes our complete agreement and replaces all prior oral or written communications between the parties regarding the subject matter hereof. In the event of any conflict between this Agreement and the documents referenced herein, the order of precedence shall be: First, the terms and conditions of this Agreement, then, the Purchase Agreement, then, the Purchase Order Standard Terms and Conditions.

SUPPLIER MANAGED INVENTORY AGREEMENT
This Agreement does not imply any commitment to purchase products or services by Exabyte. The United Nations Convention on International Sale of Goods does not apply. If any part of this Agreement is found to be invalid or unenforceable in any respect, the validity, legality and enforceability of any such part shall in every other respect and the remainder of this Agreement shall continue in effect. Any disputes arising under this Agreement shall be decided by state or federal courts in Boulder or Denver County, State of Colorado. The Parties consent to the jurisdiction and venue of such courts.
IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives, effective as of the last date signed below,                                          (“Effective Date”).

	For EXABYTE CORPORATION:		For SELLER:

By:	/s/ Farouk Al-Nasser	By:	/s/ Patrick Tay

Title:	Vice President and General Manager	Title:	Sales Manager

Date:	24 January 2001	Date:	18 January 2001

SUPPLIER MANAGED INVENTORY AGREEMENT
EXHIBIT A
PRODUCT LEAD TIME MODEL

	Raw Material				Product
Part Description	Lead Time	Unit Cost		% of Unit Cost	Replenishment
1004784 — EZ 17 Chassis Black LVD			$743.02
1004768 — EZ 17 Chassis Pearl White			$726.82
1004757 — EZ 17 Chassis Pearl White LVD			$743.41
1004778 — EZ 17 Chassis Black			$726.82

1006235 — Generic Blackbird Chassis Assy		$
1005067 — Generic Raven Chassis Assy
1007513 — Raven Picker Assy
1007514 — Blackbird Picker Assy
Comments:

EXABYTE CORPORATION		CUSTOMER

By:	/s/ Farouk Al-Nasser	By:	/s/ Patrick Tay

Title:	Vice President and General Manager	Title:	Sales Manager

Date:	24 January 2001	Date:

SUPPLIER MANAGED INVENTORY AGREEMENT
EXHIBIT B
Forecast

13-week rolling PO	3 month by month	9 month by quarter
Provided weekly by EXBT	Provided monthly by EXBT	Provided monthly by EXBT

Can be blanket PO		Used for capacity planning

EXABYTE CORPORATION		CUSTOMER

By:	/s/ Farouk Al-Nasser	By:	/s/ Patrick Tay

Title:	Vice President and General Manager	Title:	Sales Manager

Date:	24 January 2001	Date: